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                                        FILED PURSUANT TO RULE 424(b)(3) AND (c)
                                                           FILE NUMBER 333-54222

                              PROSPECTUS SUPPLEMENT
                        TO PROSPECTUS DATED MAY 24, 2001

                             VISUAL DATA CORPORATION

                        4,775,674 shares of common stock

         This document supplements the Prospectus dated May 24, 2001 relating to the resale by the holders of 4,775,674 shares of our common stock.

         This Prospectus Supplement is incorporated by reference into, and should be read in conjunction with, the Prospectus dated May 24, 2001.

         The exercise price of the one year warrants to purchase an aggregate of 500,000 shares of our common stock issued to Halifax Fund, LP and Palladin Opportunity Fund, LLC in conjunction with the sale of our 6% convertible debentures has been reduced from $4.00 per share to $.65 per share. The expiration date of these warrants remains December 8, 2001.

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               NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR
                 ANY STATE SECURITIES COMMISSION HAS APPROVED OR
               DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE
                    ADEQUACY OR ACCURACY OF THIS PROSPECTUS.
            ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

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           The date of this Prospectus Supplement is October 4, 2001.

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